Exhibit 5.1

SIDLEY AUSTIN llp ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY
	HONG KONG	TOKYO
	LONDON	WASHINGTON, D.C.
LOS ANGELES

FOUNDED 1866
March 9, 2010
Wintrust Financial Corporation
727 North Bank Lane
Lake Forest, Illinois 60045

Re:	Issuance of Common Stock
Ladies and Gentlemen:
               We refer to the Registration Statement on Form S-3 (the “Registration Statement”) filed by Wintrust Financial Corporation, an Illinois corporation (the “Company”), and Wintrust Capital Trust VI, a Delaware statutory trust, on March 3, 2010 (Registration No. 333-165166) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Company is issuing up to 6,670,000 shares (the “Shares”) of the Company’s common stock, no par value (the “Common Stock”).
               This letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
               In rendering the opinions expressed below, we have examined (i) the Registration Statement and the exhibits filed therewith, (ii) the Company’s prospectus dated March 3, 2010 included in the Registration Statement (the “Base Prospectus”), (iii) the Company’s prospectus supplement dated March 4, 2010 supplementing the Base Prospectus and relating to the Shares (the “Prospectus Supplement”), (iv) the Purchase Agreement, dated March 4, 2010 (the “Purchase Agreement”), among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated and each of the other underwriters named in Schedule A thereto, (v) certain resolutions of the Board of the Directors of the Company adopted on March 1, 2010, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect, relating to, among other things, the authorization of the Registration Statement and the issuance and sale of Common Stock, and (vi) the amended and restated articles of incorporation of the Company and the amended and restated by-laws of the Company, in each case, as certified by the Secretary of the Company on the date hereof as being true, complete and correct and in full force and effect on the date hereof. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered
Sidley Austin llp is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Wintrust Financial Corporation
March 9, 2010

relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.
               Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:
               1. The issuance and sale of 5,800,000 of the Shares covered by the Registration Statement pursuant to the Purchase Agreement have been duly authorized by the Company, and each such Share will be legally issued, fully paid and nonassessable when the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Purchase Agreement.
               2. The issuance and sale of 870,000 of the Shares covered by the Registration Statement in connection with any exercise of the over-allotment option granted by the Company to the underwriters pursuant to the Purchase Agreement have been duly authorized by the Company, and each such Share will be legally issued, fully paid and nonassessable when the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor as contemplated by the Purchase Agreement.
               For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of Shares pursuant to the exercise of the over-allotment option: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; and (ii) the amended and restated articles of incorporation of the Company and the amended and restated by-laws of the Company, as currently in effect, will not have been modified or amended and will be in full force and effect.
               This letter is limited to the laws of the State of Illinois.
               We do not find it necessary for the purposes of this letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance and sale of the Shares.
               We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K filed on March 9, 2010 and to all references to our firm in the Prospectus Supplement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated thereunder.
Very truly yours,
/s/ Sidley Austin LLP